Exhibit 99.1

NEWS RELEASE for May 4, 2012 at 6:00 AM ET

Contact:	Allen & Caron Inc
Jill Bertotti (investors)
jill@allencaron.com
Len Hall (media)
len@allencaron.com
(949) 474-4300

AMERIGON REPORTS 2012 FIRST QUARTER RESULTS

NORTHVILLE, MI (May 4, 2012) . . . Amerigon Incorporated (NASDAQ-GS: ARGN), a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications, today announced its financial results for the first quarter ended March 31, 2012.

On May 16, 2011, Amerigon closed the previously announced acquisition of a majority interest in W.E.T. Automotive Systems AG, a publicly-traded German automotive thermal control and electronic components company. The 2011 first quarter which was completed prior to the acquisition date does not include operating results of W.E.T.

President and CEO Daniel R. Coker said, “Revenues in the first quarter came in as we had projected. We are pleased with the progress made during the quarter and how things are looking for the future, particularly the resources and critical mass gained from the acquisition of W.E.T. In addition, the continuing success of our Climate Control SeatTM system (CCSTM) and the growing acceptance of our related products, including our new heated and cooled cup holders and our heated and cooled mattress products, and the progress our advanced development teams are making on our thermoelectric generators are all positive signs that bode well for our future.”

Revenues for the 2012 first quarter increased to $129.5 million from $35.8 million in the prior year period. The increase in revenues primarily reflects additional W.E.T. revenue of $100.5 million, including the positive effects of the first Amerigon vehicle program to be produced in a W.E.T. facility, which totaled $7.0 million. This year’s first quarter revenues were approximately 4 percent higher than the pro-forma combined results of both Amerigon and W.E.T. Had Amerigon acquired W.E.T. on January 1, 2011, pro-forma combined revenues during the 2011 first quarter would have been $124.5 million. Amerigon historical revenue for this year’s first quarter, as presented in an accompanying table, decreased 19 percent to $29.0 million from $35.8 million in the first quarter of 2011, due primarily to the program transfer to W.E.T.

This year’s first quarter net income attributable to common shareholders was $2.7 million, or $0.11 per basic and diluted share. Non-cash charges related to the W.E.T. acquisition totaled $1.9 million, or $0.08 per basic and diluted share. In addition, the 2012 first quarter results include convertible preferred stock dividends of $2.2 million, which reduced net income attributable to common shareholders by $0.09 per basic and diluted share. Adjusting for these factors, Amerigon would have reported net income attributable to common shareholders of $0.28 per basic share and $0.27 per diluted share. Net loss attributable to common shareholders for the first quarter of 2011 was $666,000, or $0.03 loss per share, which included acquisition-related fees and expenses totaling $3.8 million. Excluding these charges, Amerigon would have earned $3.1 million, or $0.14 per basic share and $0.13 per diluted share, in the 2011 first quarter. The fees and expenses associated with the W.E.T. acquisition are detailed in the Acquisition Transaction Expenses, W.E.T. Purchase Accounting Impacts and Other Effects table accompanying the release.

Gross margin as a percentage of revenue for this year’s first quarter was 25 percent, compared with 29 percent in the first quarter of 2011 (for Amerigon alone). The decrease primarily reflects W.E.T.’s lower gross margin on sales (24.5 percent), and for Amerigon, lower sales volumes and an unfavorable mix of products sold.

Adjusted EBITDA for the first quarter of 2012 was $15.8 million compared with Adjusted EBITDA of $5.2 million for the prior year period, and was $1.0 million higher than Adjusted EBITDA during the fourth quarter 2011 of $14.8 million.

Historical Amerigon financial results and Adjusted EBITDA for the first quarter of 2012 (which are non-GAAP measures) are provided to help shareholders understand Amerigon’s results of operations due to the acquisition of W.E.T. These non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Amerigon’s reported results prepared in accordance with GAAP.

On March 23, 2012, the Company completed a public offering of 5,290,000 shares of common stock, including the sale of 690,000 shares pursuant to the full exercise of the underwriters’ over-allotment option. Net proceeds to the Company from the sale of the shares including the over-allotment option were $75.5 million after the deduction of underwriting discounts and other offering expenses. The Company intends to use the net proceeds from this offering to make future redemption installment payments on, and pay dividends on, its outstanding Series C Convertible Preferred Stock totaling $49.9 million and, to the extent not used for such purposes, to fund debt service, debt retirement and general corporate purposes.

The Company’s balance sheet as of March 31, 2012, had total cash and cash equivalents, including the offering proceeds, of $100.6 million, total assets of $465.5 million and shareholders’ equity of $202.1 million. Total debt was $73.6 million, and the book value of the unredeemed Series C Convertible Preferred Stock was $43.5 million as of March 31, 2012.

Interest Expense and Revaluation of Derivatives

Interest expense for the first quarter of this year was $1.1 million compared with $9,000 in interest income for the prior year period. Approximately $442,000 in interest expense was related to the debt of W.E.T., and the balance resulted from financing used to fund a portion of the W.E.T. acquisition.

For this year’s first quarter, the Company recorded net gains related to the revaluation of derivative financial instruments totaling $1.4 million. The amount included net losses from the derivatives of W.E.T. Derivative gains and losses stem from W.E.T.’s Cash Related Swap (CRS) contract and portfolio of currency derivative instruments.

Research and Development, Selling, General and Administrative Expenses

The 2012 first quarter results include a year-over-year increase in net research and development expenses of $7.3 million reflecting net research and development expenses from W.E.T. totaling $7.4 million.

Selling, general and administrative (SG&A) expenses for this year’s first quarter increased $10.6 million primarily due to the SG&A expenses of W.E.T. totaling $9.9 million. Higher wage and benefit costs, consulting, audit and legal expenses also contributed to the increase. SG&A for the 2012 first quarter decreased $2.0 million sequentially from the 2011 fourth quarter primarily due to lower management bonus accruals and a lower foreign currency exchange rate on the Euro-denominated SG&A expenses of W.E.T.

Guidance

The Company expects combined revenues of Amerigon/W.E.T. in the 2012 second quarter to be moderately higher compared with the 2012 first quarter ($129.5 million) and in-line with the Company’s full year forecast. Barring unforeseen economic turbulence, 2012 appears to be a strong year for the combined companies. Amerigon is expecting revenue growth for the full year in the range of 10 percent over the combined Amerigon/W.E.T. 2011 revenues (which were $501.2 million on a full year pro-forma basis).

Conference Call

As previously announced, Amerigon is conducting a conference call today to be broadcast live over the Internet at 11:30 AM Eastern Time to review these financial results. The dial-in number for the call is 1-877-941-2068. The live webcast and archived replay of the call can be accessed in the Events page of the Investor section of Amerigon’s website at www.amerigon.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA and historical Amerigon financial results, may be considered non-GAAP financial measures. Amerigon believes this information is useful to investors because it provides a basis for measuring Amerigon’s available capital resources, the operating performance of Amerigon’s business and Amerigon’s cash flow that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. Amerigon’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Amerigon’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Reconciliation between net income and EBITDA is provided in the financial tables at the end of this news release.

About Amerigon

Amerigon (NASDAQ-GS:ARGN) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products based on technologies developed by Amerigon and its majority-owned subsidiary, W.E.T. Automotive Systems AG, include actively heated and cooled seat systems and cup holders, heated and ventilated seat systems, thermal storage bins, heated seat and steering wheel systems, cable systems and other electronic devices. Its advanced technology team is developing more efficient materials for thermoelectrics and systems for waste heat recovery and electrical power generation for the automotive market that may have far-reaching applications for consumer products as well as industrial and technology markets. Amerigon has more than 5,000 employees in facilities in the U.S., Germany, Mexico, China, Canada, Japan, England, Korea and the Ukraine. For more information, go to www.amerigon.com.

Certain matters discussed in this release are forward-looking statements that involve risks and uncertainties, and actual results may be different. Important factors that could cause the Company’s actual results to differ materially from its expectations in this release are risks that sales may not significantly increase, additional financing, if necessary, may not be available, new competitors may arise and adverse conditions in the automotive industry may negatively affect its results. The liquidity and trading price of its common stock may be negatively affected by these and other factors. Please also refer to Amerigon’s Securities and Exchange Commission filings and reports, including, but not limited to, its Form 10-Q for the period ended March 31, 2012, and its Form 10-K for the year ended December 31, 2011.

TABLES FOLLOW

AMERIGON INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,

	2012	2011
Product revenues	$129,526	$35,796
Cost of sales	97,077	25,340

Gross margin	32,449	10,456
Operating expenses:
Research and development	10,201	2,661
Research and development reimbursements	(442)	(192)

Net research and development expenses	9,759	2,469
Acquisition transaction expenses	—	3,754
Selling, general and administrative	13,973	3,364

Total operating expenses	23,732	9,587

Operating income	8,717	869
Interest income (expense)	(1,136)	9
Revaluation of derivatives	1,360	—
Foreign currency loss	(511)	—
Other income	79	227

Earnings before income tax	8,509	1,105
Income tax expense	2,244	1,771

Net income	6,265	(666)
Gain (loss) attributable to non-controlling interest	(1,387)	—

Net income attributable to Amerigon, Inc.	4,878	(666)
Convertible preferred stock dividends	(2,165)	—

Net income (loss) attributable to common shareholders	$2,713	$(666)

Basic earnings (loss) per share	$0.11	$(0.03)

Diluted earnings (loss) per share	$0.11	$(0.03)

Weighted average number of shares – basic	24,461	22,081

Weighted average number of shares – diluted	25,151	22,081

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AMERIGON INCORPORATED

RESULTS EXCLUDING W.E.T.

The following table presents select operations data for the period as reported, amounts for W.E.T. operations and amounts for Amerigon less the W.E.T. amounts representing the historical portion of Amerigon. These Historical Amerigon financial results for the three-month period ended March 31, 2012, which are non-GAAP measures, are provided to help shareholders understand Amerigon’s results of operations in light of the acquisition of W.E.T. These non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Amerigon’s reported results prepared in accordance with GAAP.

	Three-month period ended March 31, 2012				Three months ended March 31, 2011
	As Reported	Less: W.E.T.		Historical Amerigon
	(In Thousands)
Product revenues	$129,526	$100,528	[1]	$28,998	$35,796
Cost of sales	97,077	75,867		21,210	25,340
Gross margin	32,449	24,661		7,788	10,456
Gross margin percent	25.1%	24.5%		26.9%	29.2%
Operating expenses:
Net research and development expenses	9,759	7,395		2,364	2,469
Acquisition transaction expenses	—	—		—	3,754
Selling, general and administrative expenses	13,973	9,944		4,029	3,364
Operating income	8,717	7,322		1,395	869
Earnings before income tax	8,509	7,789		720	1,105

[1]	Includes the positive effects of the first Amerigon vehicle program to be produced in a W.E.T. facility, which totaled $7.0 million.

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Reconciliation of Adjusted EBITDA to Net Income

(Unaudited, in thousands)

	Three Months Ended March 31,
	2012	2011
Net income (loss)	$6,265	$(666)
Add Back:
Income tax expense	2,244	1,771
Interest expense (income)	1,136	(9)
Depreciation and amortization	7,319	390
Adjustments:
Acquisition transaction expense	—	3,754
Unrealized currency (gain) loss	1,524	(11)
Unrealized revaluation of derivatives	(2,666)	—

Adjusted EBITDA	$15,822	$5,229

Use of Non-GAAP Financial Measures

In evaluating its business, Amerigon considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and deferred financing cost amortization, less transaction expenses, debt retirement expenses, unrealized currency (gain) loss and unrealized revaluation of derivatives. Management believes that Adjusted EBITDA is a meaningful measure of liquidity and the Company’s ability to service debt because it provides a measure of cash available for such purposes. Management provides an Adjusted EBITDA measure so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company’s performance on a period-over-period basis.

The term Adjusted EBITDA is not defined under GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Amerigon compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

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AMERIGON INCORPORATED

ACQUISITION TRANSACTION EXPENSES, W.E.T. PURCHASE ACCOUNTING IMPACTS AND

OTHER EFFECTS

(In thousands, except per share data)

	Current Results
	2012 3 months	2011 3 months	2012	2013	2014	Thereafter

Transaction related current expenses
Acquisition transaction expenses	$—	$3,754	$—	$—	$—	$—
Debt retirement expense	—	—	—	—	—	—

	$—	$3,754	$—	$—	$—	$—

Non-cash purchase accounting impacts
Customer relationships amortization	$1,966	$—	$7,865	$7,865	$7,865	$48,431
Technology amortization	824	—	3,298	3,298	3,298	9,506
Product development costs amortization	532	—	2,127	2,177	2,177	1,283
Order backlog amortization	—	—	—	—	—	—
Inventory fair value adjustment	—	—	—	—	—	—

	$3,322	$—	$13,290	$13,340	$13,340	$59,220

Tax effect	(769)	—	(3,078)	(3,090)	(3,090)	(13,715)
Net Income effect	2,553	3,754	10,212	10,250	10,250	45,505
Non-controlling interest effect	(605)	—	(2,436)	(2,445)	(2,445)	(10,853)

Net income available to shareholders effect	$1,948	$3,754	$7,776	$7,805	$7,805	$34,652

Earnings (loss) per share—difference
Basic	$0.08	$0.17
Diluted	0.08	0.16
Series C Preferred Stock dividend	$2,165	$—	$6,711	$1,622	$—	$—
Earnings (loss) per share—difference
Basic	$0.09	$—
Diluted	0.09	—

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AMERIGON INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Current Assets:
Cash & cash equivalents	$100,601	$23,839
Short-term investments	—	—
Accounts receivable, net of allowance	89,905	82,395
Inventory:
Raw Materials	31,752	29,073
Work in process	2,343	2,497
Finished goods	16,125	14,774

Inventory	50,220	46,344
Derivative financial instruments	1,795	2,675
Deferred income tax assets	9,160	12,732
Prepaid expenses and other assets	11,440	9,685

Total current assets	263,121	177,670
Property and equipment, net	45,484	44,794
Goodwill	24,982	24,245
Other intangible assets, net	107,472	108,481
Deferred financing costs	2,250	2,441
Deferred income tax assets	12,675	11,402
Other non-current assets	9,555	8,774

Total assets	$465,539	$377,807

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$43,402	$42,533
Accrued liabilities	51,489	46,293
Current maturities of long-term debt	15,309	14,570
Derivative financial instruments	3,507	5,101
Deferred tax liabilities	3,316	3,218

Total current liabilities	117,023	111,715
Pension benefit obligation	3,846	3,872
Other liabilities	1,926	1,862
Long-term debt, less current maturities	58,308	61,677
Derivative financial instruments	16,011	17,189
Deferred tax liabilities	22,839	23,679

Total liabilities	219,953	219,994
Series C Convertible Preferred Stock	43,450	50,098
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized, 29,548,163 and 23,515,571 issued and outstanding at March 31, 2012 and December 31, 2011, respectively	165,401	80,502
Paid-in capital	23,969	23,489
Accumulated other comprehensive income (loss)	(11,017)	(14,754)
Accumulated deficit	(23,003)	(25,716)

Total Amerigon Incorporated shareholders’ equity	155,350	63,521
Non-controlling interest	46,786	44,194

Total shareholders’ equity	202,136	107,715

Total liabilities and shareholders’ equity	$465,539	$377,807

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AMERIGON INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Operating Activities:
Net income	$6,265	$(666)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	7,576	390
Deferred tax provision	920	1,596
Stock compensation	292	357
Defined benefit plan expense	(105)	75
Acquisition transaction expenses	—	3,754
Gai on revaluation of financial derivatives	(2,471)	—
Loss on equity investment	198	—
Gain on sale of property, plant and equipment	(8)	—
Provision for doubtful accounts	523	—
Excess tax benefit from equity awards	(459)	—
Changes in operating assets and liabilities:
Accounts receivable	(6,104)	(6,722)
Inventory	(2,498)	(500)
Prepaid expenses and other assets	(1,659)	(182)
Accounts payable	581	4,062
Accrued liabilities	3,737	(101)

Net cash provided by operating activities	6,788	2,063
Investing Activities:
Distribution paid to non-controlling interest	(173)	—
Maturities of short-term investments	—	9,761
Acquisition transaction costs	—	(699)
Cash restricted for acquisition	—	(182,002)
Proceeds from the sale of property, plant and equipment	14	—
Purchase of property and equipment	(3,029)	(696)
Loan to equity investment	(350)	—
Patent costs	(336)	(418)

Net cash used in investing activities	(3,874)	(174,054)
Financing Activities:
Revolving note borrowings	—	19,011
Borrowing of debt	41	68,000
Repayments of debt	(3,613)	—
Cash paid for financing costs	—	(3,890)
Proceeds from the sale of Series C Convertible Preferred Stock	—	64,514
Proceeds from the sale of embedded derivatives	—	2,610
Excess tax benefit from equity awards	459	—
Proceeds from non controlling interest	75,547	—
Cash paid to Series C Preferred Stock Holders	(55)	—
Proceeds from the exercise of Common Stock options	271	632

Net cash provided by financing activities	72,650	150,877

Foreign currency effect	1,198	1,114

Net increase (decrease) in cash and cash equivalents	76,762	(20,000)
Cash and cash equivalents at beginning of period	23,839	26,584

Cash and cash equivalents at end of period	$100,601	$6,584

Supplemental disclosure of cash flow information:
Cash paid for taxes	$536	$—

Cash paid for interest	$874	$6

Supplemental disclosure of non-cash transactions:
Issuance of Common Stock for Series C Preferred Stock redemption	$7,780	$—

Issuance of Common Stock for Series C Preferred Stock dividend	$1,030	$—

Common stock issued to Board of Directors and employees	$147	$—

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